UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2013

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

At the 2013 annual meeting of stockholders (the “Annual Meeting”) of Electronics For Imaging, Inc. (the “Company”) held on June 4, 2013, the Company’s stockholders approved (1) the amendment and restatement of the Company’s 2009 Equity Incentive Award Plan (the “2009 Plan”) and an increase in the number of shares of the Company’s common stock available for issuance under the 2009 Plan by 4,600,000 shares (so that the new share limit for the plan is 11,600,000 shares) and (2) the amendment and restatement of the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”) and an increase in the number of shares of the Company’s common stock available for issuance under the ESPP by 2,000,000 shares (so that the new share limit for the ESPP is 8,154,509 shares).

Summaries of the 2009 Plan and the ESPP are set forth in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 18, 2013. Those summaries and the above description of the 2009 Plan and ESPP do not purport to be complete, and are qualified in their entirety by reference to the plan documents for the 2009 Plan and ESPP, which are filed as Exhibits 10.1 and 10.2, respectively to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting the Company’s stockholders voted on five proposals and cast their votes as described below. The proposals are described in detail in the Proxy Statement.

Proposal 1:

The Company’s stockholders elected six (6) nominees to the Board of Directors, each to hold office until the next annual meeting or until his successor is duly elected and qualified.

Nominee	Votes For	% of Votes Cast For	Votes Withheld	% of Votes Withheld	Broker Non-Votes*
Eric Brown	38,706,066	92%	450,300	1%	2,774,770
Gill Cogan	37,911,033	90%	1,245,333	3%	2,774,770
Guy Gecht	38,382,264	92%	774,102	2%	2,774,770
Thomas Georgens	38,337,244	91%	819,022	2%	2,774,770
Richard A. Kashnow	38,488,451	92%	667,915	2%	2,774,770
Dan Maydan	37,910,289	90%	1,246,077	3%	2,774,770

*	Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Broker non-votes had no effect on the outcome of this proposal since the election of directors is based on the votes actually cast.

Proposal 2:

The Company’s stockholders cast their votes to approve the amendment and restatement of the 2009 Plan and the reservation of an additional 4,600,000 shares of the Company’s common stock for issuance pursuant to such amended and restated plan as set forth below:

Votes For	% of Votes Cast For	Votes Against	% of Votes Against	Abstain	Broker Non-Votes**
33,316,706	79%	5,764,533	14%	75,127	2,774,770

Proposal 3:

The Company’s stockholders cast their votes to approve the amendment and restatement of the ESPP to provide for an increase of 2,000,000 shares of the Company’s common stock for issuance pursuant to such amended and restated plan as set forth below:

Votes For	% of Votes Cast For	Votes Against	% of Votes Against	Abstain	Broker Non-Votes**
38,083,619	91%	808,766	2%	259,387	2,774,770

Proposal 4:

The Company’s stockholders cast their votes to approve a non-binding proposal on executive compensation as set forth below:

Votes For	% of Votes Cast For	Votes Against	% of Votes Against	Abstain	Broker Non-Votes**
37,673,233	90%	1,400,039	3%	77,801	2,774,770

**	Proposals 2, 3 and 4 are considered to be non-routine matters under the rules of the New York Stock Exchange (the “NYSE”), which apply to all NYSE-licensed brokers. Broker non-votes had no effect on the outcome of these proposals since they are not considered entitled to vote on non-routine proposals.

Proposal 5:

The Company’s stockholders ratified the appointment of Pricewaterhouse Coopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 as set forth below:

Votes For	% of Votes Cast For	Votes Against	% of Votes Against	Abstain	Broker Non-Votes
40,957,810	98%	882,767	2%	90,559	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

10.1	Electronics For Imaging, Inc. 2009 Equity Incentive Award Plan.

10.2	Electronics For Imaging, Inc. Amended and Restated 2000 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 6, 2013	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ Vincent Pilette
	Name:	Vincent Pilette
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Electronics For Imaging, Inc. 2009 Equity Incentive Award Plan.

10.2	Electronics For Imaging, Inc. Amended and Restated 2000 Employee Stock Purchase Plan.